                                 EXHIBIT 7(A)

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------

     THIS SECURITIES PURCHASE AGREEMENT ("Agreement") is made as of the 11th day of September, 1998, by and among ACTV, Inc., a Delaware corporation ("ACTV"), located at 1270 Avenue of the Americas, New York, New York 10020, and Liberty Media Corporation, a Delaware corporation (the "Investor"), located at 8101 E. Prentice Avenue, Suite 500, Englewood, Colorado 80111.

     1.  PURCHASE AND SALE OF STOCK.
         ---------------------------

         1.1  SALE AND ISSUANCE OF COMMON STOCK.  Subject to the terms and
              ---------------------------------
conditions of this Agreement, the Investor agrees to purchase and ACTV agrees to sell and issue to the Investor (i) 2,500,000 shares (the "Shares") of ACTV's Common Stock, $.10 par value (the "Common Stock"), and (ii) a Warrant (as defined in Section 3.1) to purchase 2,500,000 shares of the Common Stock (the "Warrant Shares"). The Shares, the Warrant and the Warrant Shares are referred to in this Agreement as the "Securities."

         1.2. PURCHASE PRICE.  The price payable to ACTV by the Investor for
              --------------
the Shares and the Warrant purchased and sold pursuant to Section 1.1 hereof shall be $5,000,000 (the "Purchase Price").

         1.3  CLOSING.  The closing for the purchase and sale of the Shares and
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the Warrant (the "Closing") shall take place on the fifth business day after the execution of this Agreement at such time and place as the parties shall agree or, if they cannot agree, at 11:00 a.m. local time at the address for ACTV set forth above. At the Closing, ACTV shall deliver against delivery to ACTV by the Investor of the Purchase Price by wire transfer to the account specified by
ACTV, in immediately available funds, a certificate in the name of the Investor representing the Shares and the Warrant to Purchase Common Stock substantially in the form attached as Exhibit A with such changes thereto as the parties agree
                        ---------
upon (the "Warrant"), pursuant to which the Investor will have the right to acquire 2,500,000 shares of ACTV's Common Stock at an exercise price of $2.00 per share exercisable for a period terminating ten years from the Closing. At the Closing, (a) ACTV (or a subsidiary of ACTV) and the Investor (or a subsidiary of the Investor) shall enter into an Operating Agreement substantially in the form attached as Exhibit B with such changes thereto as the
                                      ---------
parties agree upon (the "LLC Agreement"), governing the rights and obligations as a member of LMC/ACTV Events, LLC, a Delaware limited liability company (the "LLC"), and (b) the LLC will enter into a Sub-License Agreement with ACTV Entertainment, Inc., a wholly owned subsidiary of ACTV, substantially in the form attached as Exhibit C with such changes thereto as the parties agree upon
                 ---------
(the "Sub-License Agreement").

     2.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF ACTV.   ACTV hereby
         -------------------------------------------------
represents, warrants and covenants to the Investor that, as of the date of this Agreement and as of the Closing:

         2.1  ORGANIZATION AND GOOD STANDING.  ACTV and each of its
              ------------------------------
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority under its Certificate (or Articles) of Incorporation and Bylaws to own and operate its properties and assets and to carry on its business as now conducted. ACTV and each subsidiary of ACTV is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, properties or financial condition of ACTV and its subsidiaries, taken as a whole.

         2.2  AUTHORIZATION.  ACTV and each of its subsidiaries has the
              -------------
corporate power and authority to execute, deliver and perform this Agreement and the Warrant, the LLC Agreement, the Sub-License Agreement, and the other instruments and agreements contemplated by this Agreement (the "Additional Agreements"), to the extent ACTV or such subsidiary is a party thereto, and ACTV has the corporate power and authority to issue and sell the Securities. The execution, delivery and performance of this Agreement and the Additional Agreements by ACTV or one or more of its subsidiaries, as appropriate, and the issuance and delivery of the Securities have been duly authorized by all necessary corporate actions. This Agreement and each of the Additional Agreements constitutes a valid and legally binding obligation of ACTV, or each subsidiary of ACTV that is a party thereto, as appropriate, enforceable against ACTV or such subsidiary in accordance with its terms, except as such may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity.

         2.3  VALID ISSUANCE OF SHARES.  The Securities, when issued, sold and
              ------------------------
delivered in accordance with the terms hereof and the terms of the Warrant with respect to the Warrant Shares, will be duly and validly issued, fully paid and nonassessable, and will not be subject to restrictions on transfer arising through ACTV other than under applicable state and federal securities laws.

         2.4  GOVERNMENTAL CONSENTS.  No consent, approval, order or
              ----------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of ACTV or any of its subsidiaries in connection with the valid execution, delivery or performance of this Agreement or any of the Additional Agreements by ACTV or any of its subsidiaries that is a party thereto and the issuance and sale of the Securities, except for any filings under any applicable state securities laws. The filings under state securities laws, if any, will be effected by ACTV at its cost within the applicable stipulated statutory period after the sale of the Securities hereunder.

         2.5  LITIGATION.  There is no action, suit, proceeding or
              ----------
investigation pending or currently threatened against ACTV or any of its subsidiaries which questions the validity of this Agreement or any of the Additional Agreements or the right of ACTV to enter into it or to consummate the transactions contemplated hereby or thereby. There is no action, suit, proceeding or investigation pending or currently threatened which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the business, properties, operations, financial condition, income or business prospects of ACTV and its subsidiaries, taken as a whole.

         2.6  COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS.  The execution,
              ------------------------------------------
delivery and performance of this Agreement and the Additional Agreements and the consummation of the transactions contemplated therein will not result in any violation of or constitute, with or without the passage of time and giving of notice, either a default under any provision of ACTV's or any of its subsidiaries' Certificate (or Articles) of Incorporation or Bylaws or of any law, rule, regulation, instrument, judgment, order, writ, decree or contract or any rule or regulation of the National Association of Securities Dealers, Inc. or an event which results in the creation of any lien, charge or encumbrance upon any assets of ACTV or any of its subsidiaries. Neither ACTV or any of subsidiaries is in violation of its Certificate (or Articles) of Incorporation or Bylaws. Neither ACTV nor any of its subsidiaries is in default in the performance or observance of any provision of any instrument or contract to which it is bound or to which it or any of its assets is subject, or in violation of any law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, or court applicable to it, except where such default or violation would not have a material adverse effect on the business, properties, operations, financial condition, income or business prospects of ACTV and its subsidiaries, taken as a whole.

         2.7  DISCLOSURE.  ACTV has made available to the Investor all public
              ----------
filings made by ACTV with the Securities and Exchange Commission ("SEC Filings") including the audited financial statements of ACTV and its consolidated subsidiaries for the years ending December 31, 1997, December 31, 1996 and December 31, 1995 ("Financial Statements"). All filings required to be filed with the Securities and Exchange Commission ("SEC") by ACTV have been made in a timely manner. The SEC Filings (including all documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except, in the case of any SEC Filing, any statement or omission therein which has been corrected or otherwise disclosed or updated in a subsequent SEC Filing. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except as may be indicated therein, and fairly present the financial position of ACTV as at the dates thereof and the results of its operations and statements of cash flows for the periods then ended, subject to normal year-end adjustments and recognizing that the results of operations for interim periods are not necessarily indicative of ACTV's operations for any other interim period or full fiscal year.

         2.8. PERMITS.  ACTV and each of its subsidiaries has all governmental
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franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of ACTV and its subsidiaries, taken as a whole. Neither ACTV nor any of its subsidiaries is in default in any material respect under any of such franchises, permits, licenses or other similar authority.


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

         2.9.  CHANGE.  Except as set forth in the SEC Filings, since December
               ------
31, 1997 to the date hereof, there has not been:

               (a) any material change in the assets, liabilities, financial condition or operating results of ACTV from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse, (except that ACTV expects to continue to incur substantial operating losses, which may be material);

               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties or financial condition of ACTV, (except that ACTV expects to continue to incur substantial operating losses, which may be material);

               (c) any waiver or compromise by ACTV of a material right or of a material debt owed to it;

               (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation owed or securing an obligation owned to ACTV, except in the ordinary course of business and which is not material to the business, properties or financial condition of ACTV and its subsidiaries, taken as a whole;

               (e) any material change to a material contract or arrangement by which ACTV or any of its subsidiaries or any assets of ACTV or any of its subsidiaries is bound or subject;

               (f) any sale, assignment or transfer by ACTV or any of its subsidiaries of any material patents, trademarks, copyrights, trade secrets or other intangible assets for compensation which is less than fair value;

               (g) any mortgage, pledge, transfer of a security interest in, or lien, created by ACTV or any of its subsidiaries, with respect to any of its material properties or assets, except liens for taxes not yet due or payable; or

               (h) any event or condition of any type that has materially and adversely affected the business, properties or financial condition of ACTV and its subsidiaries taken as a whole.

         2.10. CAPITALIZATION; OPTIONS AND WARRANTS.  The authorized capital
               ------------------------------------
stock of ACTV consists of 65,000,000 shares of Common Stock, par value $.10 per share, and 1,000,000 shares of Preferred Stock, par value $.10 per share, of which 120,000 has been designated Series A 7% Convertible Preferred. As of the date hereof, 72,600 shares of Series A Convertible Preferred Stock, 185,449 shares of ACTV Holdings, Inc. exchangeable preferred stock, the warrants to purchase exchangeable preferred stock as set forth on Schedule 2.10 hereto (which Schedule identifies each warrant and the holder thereof and the number, type and rights of such exchangeable preferred stock, and the number of shares of Common Stock which would be issuable if such preferred stock were exchanged for Common Stock as of the date hereof) and 23,674,565 shares of Common Stock are issued and outstanding, and approximately 5,991,538 shares of Common Stock are issuable upon conversion or exchange of such outstanding shares of Series A Convertible Preferred and ACTV Holdings, Inc. exchangeable preferred stock (exclusive of any ACTV Holdings, Inc. exchangeable preferred stock described on Schedule 2.10). Except for outstanding options and warrants as described in the SEC Filings and except for transactions contemplated by this Agreement, ACTV has not granted any option, warrants, rights (including conversion or preemptive rights), or similar right, to any person or entity to purchase or acquire any rights with respect to any shares of capital stock of ACTV, other than (a) options to purchase 1,442,817 shares that were granted to employees under ACTV's existing incentive stock option plan and (b) options and warrants to purchase 411,926 shares that were granted to non-employees since the respective disclosures in ACTV's most recent 10-K filed with the SEC.

         2.11.  TITLE TO ASSETS.  ACTV or one or more of its subsidiaries has
                ---------------
good and marketable title to all material property and assets reflected in the Financial Statements. Except where the failure to do so would not have a material adverse effect on the business, properties or financial condition of ACTV and its subsidiaries, taken as a whole, ACTV occupies its leased properties under valid and binding leases conforming to the description thereof.

         2.12.  INTELLECTUAL PROPERTY.  ACTV (or one or more of its
                ---------------------
subsidiaries) owns or possesses adequate rights to use all of the patents, patent rights, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights owned or used by it or which are necessary for the conduct of its business as presently conducted, except where the failure to own or possess such trade secrets, service marks, trade names and copyrights would not have a material adverse effect on the business, properties, operations, condition or income of ACTV and its subsidiaries, taken as a whole. Neither ACTV nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the business, properties, operations, financial condition, income or business prospects of ACTV and its subsidiaries, taken as a whole. ACTV or ACTV Entertainment, Inc. owns the ITP Rights (as defined in the Sub-License Agreement), and neither ACTV nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the ITP Rights.

     3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR.  The
         ---------------------------------------------------------
Investor hereby represents, warrants and covenants to ACTV that, as of the date of this Agreement and as of the Closing:

         3.1.   AUTHORIZATION.  The Investor and any subsidiary which
                -------------
executes any Additional Agreement has the corporate power and authority to execute, deliver and perform this Agreement and the Additional Agreements and to deliver the Purchase Price upon the Closing hereof. The execution, delivery and performance of this Agreement and the Additional Agreements by the Investor and such subsidiary, as appropriate, and the delivery of the Purchase Price for the Shares and Warrant have been duly authorized by all necessary corporate action. This Agreement and each of the Additional Agreements to which the Investor or such subsidiary is a party constitutes a valid and legally binding obligation of the Investor or such subsidiary, as the case may be, enforceable against the Investor in accordance with its terms, except as such may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity.

         3.2.  PURCHASE ENTIRELY FOR OWN ACCOUNT.  This Agreement is made with
               ---------------------------------
the Investor in reliance upon the Investor's representation to ACTV, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Securities will be acquired for the Investor's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same except in compliance with the registration requirements of the Securities Act of 1933, as amended, (the "1933 Act"). By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participation to such person or to any third person with respect to any Securities. The Investor shall not transfer any Securities unless (i) such transfer is pursuant to an effective registration statement under the 1933 Act, and the rules and regulations in effect thereunder or (ii) ACTV shall have been furnished with an opinion of counsel for Investor, reasonably satisfactory in form and substance to ACTV, that no such registration is required because of the availability of an exemption from registration under the 1933 Act.

         3.3.  DISCLOSURE OF INFORMATION.  The Investor believes it has
               -------------------------
received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. The Investor further represents that it has had an opportunity to ask questions and receive answers from ACTV regarding the terms and conditions of the offering of the Securities. The foregoing, however, does not limit or modify the representations and warranties of ACTV in Section 2 hereof or the right of the Investor to rely thereon.

         3.4.  INVESTMENT EXPERIENCE.  The Investor acknowledges that it can
               ---------------------
bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Investor also represents it has not been organized for the purpose of acquiring the Securities.

         3.5   ACCREDITED INVESTOR.  The Investor is an "accredited investor"
               -------------------
within the meaning of SEC Rule 501 of Regulation D promulgated under the 1933
Act.

         3.6   RESTRICTED SECURITIES.  The Investor understands that the
               ---------------------
Securities are "restricted securities" under the federal securities laws and that under such laws and applicable regulations such Securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule

144 promulgated under the 1933 Act ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Act. The certificates representing the Shares and the Warrant Shares shall bear the following legend:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER, HYPOTHECATION OR OTHER ASSIGNMENT IS AVAILABLE UNDER SUCH ACT.

     4.  CONDITIONS OF INVESTOR'S OBLIGATIONS AT THE CLOSING.  The obligations
         ---------------------------------------------------
of the Investor to ACTV at the Closing are subject to the fulfillment on or before the Closing of each of the following conditions:

         4.1  REPRESENTATIONS AND WARRANTIES.  The representations and
              ------------------------------
warranties of ACTV contained in Section 2 hereof shall be true on and as of the Closing.

         4.2  PERFORMANCE. ACTV shall have performed and complied with all
              -----------
agreements, obligations and conditions contained in this Agreement that are required to be performed, or complied with, by it on or before the Closing.

         4.3  DELIVERIES.  The Investor shall have received from ACTV at or
              ----------
prior to Closing:

              (a) a copy of the Certificate of Incorporation of ACTV, including all amendments, certified by the appropriate official of ACTV's state of incorporation, together with a certificate of good standing issued by the appropriate official of ACTV's state of incorporation, both issued as of a date not more than ten days before the date of the Closing;

              (b) a copy of the Bylaws of ACTV, including all amendments, certified by the President, any Vice President or the Secretary of ACTV to be a true and complete copy as of the Closing;

              (c) a copy of resolutions of the Board of Directors of ACTV approving and authorizing the execution and delivery of this Agreement and the Warrant, the issuance of the Shares and the Warrant Shares and the reservation of shares for issuance upon exercise of the Warrant, certified by the President or any Vice President of ACTV to be a true and complete copy of duly adopted resolutions;

               (d) stock certificates in proper form representing the Shares to be issued at the Closing and the Warrant to be issued at the Closing, in each case duly executed by ACTV;

               (e) a certificate dated the date of the Closing signed by the President or any Vice President of ACTV stating that the conditions specified in this Section 4 are satisfied;

               (f) the Sub-License Agreement, duly executed by ACTV and ACTV Entertainment, Inc., as licensor; and

               (g) the LLC Agreement, duly executed by ACTV or a subsidiary of ACTV.

ACTV will use commercially reasonable efforts to cause all the conditions stated in this Section to be satisfied at or before the date set for the Closing, except only such conditions as may have been waived by the Investor. The conditions stated in this Section are provided solely for the benefit of the Investor and may be waived only by the Investor. Any waiver will be effective only if stated expressly in writing by the Investor.

     5.  CONDITIONS OF ACTV'S OBLIGATIONS AT THE CLOSING.  The obligations of
         -----------------------------------------------
ACTV to the Investor at the closing are subject to the fulfillment on or before the Closing of each of the following conditions:

         5.1  REPRESENTATIONS AND WARRANTIES.  The representations and
              ------------------------------
warranties of the Investor contained in Section 3 hereof shall be true on and as of the Closing.

         5.2  DELIVERIES.  ACTV shall have received from the Investor:
              ----------

              (a) the Purchase Price for the Securities;

              (b) the Sub-License Agreement, duly executed by the LLC; and

              (c) The LLC Agreement, duly executed by the Investor or a subsidiary of the Investor.

The Investor will use commercially reasonable efforts to cause all the conditions stated in this Section to be satisfied at or before the date set for the Closing, except only such conditions as may have been waived by ACTV. The conditions stated in this Section are provided solely for the benefit of ACTV and may be waived only by ACTV. Any waiver will be effective only if stated expressly in writing by ACTV.

     6.  REGISTRATION RIGHTS.
         -------------------

         6.1  DEMAND REGISTRATION.
              -------------------

              (a) The Investor shall have the opportunity on three (3) occasions to have ACTV register such of (i) the Shares , (ii) the Warrant Stock (as defined in the Warrant) and (iii) any other Common Stock held by the Investor (collectively the "Registrable Securities") as are specified in the demand for registration delivered by the Investor to ACTV (the "Demand"), and ACTV shall, as soon as practicable, but not later than 30 days after the date of the Demand, file with the Securities and Exchange Commission (the "Commission") a registration statement under the 1933 Act covering the registration thereunder of the Registrable Securities specified in the Demand (the "Registration Statement"). ACTV is required to exercise commercially reasonable efforts to cause such Registration Statement to become effective. No securities other than those specified in the Demand shall be included in such registration.

              (b) If so requested by the Investor, the Registration Statement shall provide for a delayed or continuous offering of Registrable Securities pursuant to Rule 415 promulgated under the 1993 Act or any similar rule then in effect. If so requested by the Investor, the public offering or distribution of Registrable Securities under this Agreement shall be pursuant to a firm commitment underwriting, the managing underwriter of which shall be a recognized investment banking firm selected and engaged by the Investor and approved by ACTV, which approval shall not be unreasonably withheld. ACTV shall enter into the same underwriting agreement as shall the Investor, containing representations, warranties and agreements not substantially different from those customarily made by an issuer in underwriting agreements with respect to secondary distributions. ACTV, as a condition to fulfilling its obligations under this Section 6 may require the underwriters to enter into an agreement in customary form indemnifying ACTV against any Losses (as defined in Section 6.2 hereof) that arise out of or are based upon an untrue statement or an alleged untrue statement or omission or alleged omission in the Disclosure Documents (as defined in Section 6.2 hereof) made in reliance upon and in conformity with written information furnished to ACTV by the underwriters specifically for use in the preparation thereof.

              (c) The Investor may, before such a Registration Statement becomes effective, withdraw its Registrable Securities from sale, should the terms of sale not be reasonably satisfactory to such Investor; however, such registration shall be deemed to have occurred for the purposes of Section 6.1(a) hereof, unless the Investor pays within 20 days after any such withdrawal, all of the out-of-pocket expenses of ACTV incurred in connection with such registration.

              (d) If and whenever ACTV is obligated by the provisions of this Section 6 to effect the registration of any Registrable Securities under the 1993 Act, ACTV shall:

                      (i) prepare and file with the Commission any amendments and supplements to the Registration Statement and to the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the 1933 Act and the rules and regulations promulgated thereunder with respect to the disposition of all Registrable Securities covered by the Registration Statement for the period required to effect the distribution of such Securities, but in no event shall ACTV be required to do so for a period of more than 180 days following the effective date of the Registration Statement;

                      (ii) notify the Investor and its underwriter, and confirm such advice in writing, (A) when a Registration Statement becomes effective, (B) when any post-effective amendment to a Registration Statement becomes effective, and (C) of any request by the Commission for any amendment of or supplement to a Registration Statement or any prospectus relating thereto or for additional information:

                      (iii) furnish at ACTV's expense to the Investor such number of copies of a preliminary, final, supplemental or amended prospectus, in conformity with the requirements of the 1993 Act and the rules and regulations promulgated thereunder, as may reasonably be required in order to facilitate the disposition of the Registrable Securities covered by a Registration Statement, but only while ACTV is required under the provisions hereof to cause a Registration Statement to remain effective;

                      (iv) register or qualify the Registrable Securities covered by a Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as the Investor shall reasonably request, and do any and all other acts and things which may be necessary to enable the Investor to consummate the disposition in such jurisdictions of such Securities; provided, however, that ACTV shall in no event be required to qualify to do business as a foreign corporation or a dealer in any jurisdiction where it is not so qualified, to conform the composition of its assets at the time to the securities or blue sky laws of such jurisdiction, to execute or file any general consent to service of process under the laws of any jurisdiction, to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Registrable Securities covered by the Registration Statement, or to subject itself to taxation in any jurisdiction where it has not theretofore done so.

              (e) ACTV's obligations under this Section 6.1 shall be conditioned upon the Investor's compliance with the following:

                      (i) The Investor shall cooperate with ACTV in connection with the preparation of the Registration Statement, and for so long as ACTV is obligated to file and keep effective the Registration Statement, shall provide to ACTV, in writing, for use in the Registration Statement, all such information regarding the Investor and its plan of distribution of the Registrable Securities as may be necessary to enable ACTV to prepare the Registration Statement and prospectus covering the Registrable Securities, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

                      (ii) During such time as the Investor may be engaged in a distribution of the Registrable Securities, the Investor will comply with all applicable provisions of state and federal securities laws, including Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

              (f) The Investor shall have no right to demand registration under this Section 6 if all of the Registrable Securities are (i) freely tradable in a single transaction under Rule 144(k) promulgated under the 1933 Act, as determined by an opinion of counsel reasonably satisfactory to the Investor, or (ii) are then subject to an effective Registration Statement on Form S-3 (or other applicable form) which ACTV may file at any time and which may include securities other than the Registrable Securities.

              (g) All expenses incurred in any registration of the Registrable Securities under this Agreement shall be paid by ACTV, including, without limitation, printing expenses, fees and disbursements of counsel for ACTV, expenses of any audits which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Registrable Securities under federal and state securities laws, and expenses of complying with the securities or blue sky laws of any jurisdictions; provided, however, ACTV shall not be liable for (i) any discounts or commissions to any underwriter with respect to the Registrable Securities; (ii) any stock transfer taxes incurred with respect to Registrable Securities sold in such offering or (iii) the fees and expenses of counsel for Investor.

         6.2  INDEMNIFICATION.  In the event any Registrable Securities are
              ---------------
included in a Registration Statement under this Section 6:

              (a) To the extent permitted by law, ACTV will indemnify and hold harmless the Investor, any underwriter (as defined in the 1933 Act) for the Investor and each other person, if any, who controls the Investor or such underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages, or liabilities, joint or several, or actions in respect thereof ("Losses"), to which such indemnified party may become subject under the 1933 Act, the Exchange Act, any other federal or state law or otherwise, insofar as such Losses arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus (if used prior to the effective date of such Registration Statement) or final prospectus contained therein or in any post-effective amendments or supplements thereto (if used during the period ACTV is required to keep the Registration Statement effective) (the "Disclosure Documents"), (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by ACTV of the 1933 Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law committed by ACTV in connection with the performance of its obligations under
Section 6.1; and ACTV will reimburse each such indemnified party for all legal or other expenses reasonably incurred by such party in connection with investigating or defending any such claims, including, subject to such indemnified party's compliance with the provisions of the last sentence of subsection (c) of this Section 6.2, any amounts paid in settlement of any litigation, commenced or threatened; provided, however, that ACTV shall not be liable to an indemnified party in any such case to the extent that any such Losses arise out of or are based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission (1) made in any such Disclosure Documents in reliance upon and in conformity with written information furnished to ACTV by or on behalf of such indemnified party specifically for use in the preparation thereof, or (2) made in any preliminary or summary prospectus if a copy of the final prospectus was not delivered to the person alleging any loss, claim, damage or liability for which Losses arise at or prior to the written confirmation of the sale of such Registrable Shares to such person and the untrue statement or omission concerned had been corrected in such final prospectus or (3) made in any prospectus used by such indemnified party if a court of competent jurisdiction finally determines that at the time of such use such indemnified party had actual knowledge of such untrue statement or omission; or (B) the use of any prospectus after such time as ACTV has advised such indemnified party in writing that the filing of a post-effective amendment or supplement thereto is required, except the prospectus as so amended or supplemented, or the use of any prospectus after such time as the obligation of ACTV to keep the same current and effective has expired.

              (b) To the extent permitted by law, the Investor will indemnify and hold harmless ACTV, each of its directors, each of its officers who has signed the Registration Statement, and each person, if any, who controls ACTV within the meaning of Section 15 of the 1933 Act, against any Losses, joint or several, to which any of the foregoing persons may become subject, under the 1933 Act, the Exchange Act or other federal or state law, insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any of the Disclosure Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, if the statement or omission was in reliance upon and in conformity with written information furnished to ACTV by such indemnifying party (defined below) specifically for use in the preparation thereof; (ii) the use by such indemnifying party of any prospectus after such time as ACTV has advised such indemnifying party in writing that the filing of a post-effective amendment or supplement thereto is required, except the prospectus as so amended or supplemented, or after such time as the obligation of ACTV to keep the Registration Statement effective and current has expired, or
(iii) any violation by such indemnifying party of its obligations under Section 6.1(e) hereof; and will reimburse each such indemnified party for all legal or other expenses reasonably incurred by such party in connection with investigating or defending any such claim, including, subject to such indemnified party's compliance with the provisions of the last sentence of subsection (c) of this Section 6.2, any amounts paid in settlement of any litigation, commenced or threatened.

              (c) Promptly after the receipt by any party hereto of notice of any claim, action, suit or proceeding by any person who is not a party to this Agreement (collectively, an "Action") which is subject to indemnification hereunder, such party (the "Indemnified Party") shall give reasonable written notice to the party from whom indemnification is claimed (the "Indemnifying Party"). The Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, shall: (i) admit in writing to the Indemnified Party, the Indemnifying Party's liability to the Indemnified Party for such Action under the terms of this Section 6.2, (ii) notify the Indemnified Party in writing of the Indemnifying Party's intention to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The Indemnified Party and the Indemnifying Party shall cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance herewith in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement thereof, but the fees and expenses of such counsel shall be the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expense, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case the fees and expenses of such separate counsel shall be borne by the Indemnifying Party. No Indemnifying Party shall settle or compromise any such Action in which any relief other than the payment of money damages is sought against any Indemnified Party unless the Indemnified Party consents in writing to such compromise or settlement. No Indemnified Party shall settle or compromise any such Action for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, unless the Indemnifying Party shall have failed, after reasonable notice thereof, to undertake control of such Action in the manner provided above in this Section 6.2(c).

              (d)     If the indemnification provided for in subsections (a) or
(b) of this Section 6.2 is unavailable to or insufficient to hold the indemnified party harmless under subsections (a) or (b) above in respect of any Losses referred to therein for any reason other than as specified therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) ACTV or the Investor (or underwriter) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the Losses referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1993
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (e)     The obligations of ACTV and the Investor under this
Section 6.2 shall survive the completion of any offering of the Registrable Securities in a Registration Statement under this Section 6, and otherwise.

     7.  NOMINATION AND ELECTION OF DIRECTOR.  So long as the Investor owns, in
         -----------------------------------
its own name or in the name of one or more subsidiaries, at least 10% of the outstanding shares of Common Stock of ACTV, and thereafter so long as the Investor owns, in its own name or in the name of one or more subsidiaries, at least 5% of the outstanding shares of Common Stock of ACTV and the shares of Common Stock so owned number at least 2,500,000, the Investor shall have the right upon request to have its designee nominated to the Board of Directors of ACTV. ACTV shall take use reasonable efforts to cause the Investor's designee to be nominated and elected to the Board of Directors, including, but not limited to, expansion of the number of directors on the Board.

     8.  MISCELLANEOUS.
         --------------

         8.1  SURVIVAL OF WARRANTIES.  The warranties and representations of
              ----------------------
ACTV and the Investor contained in or made pursuant to this Agreement shall survive the Closing until the second anniversary of the date of the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or ACTV. The period of survival of the representations and warranties prescribed by this Section 8.1 are referred to as the "Survival Period." The liabilities of the parties under their respective representations and warranties will expire as of the expiration of the Survival Period; provided, however, that such expiration will not include, extend or apply to any representation or warranty, the breach of which has been asserted by ACTV or the Investor, as the case may be, in a written notice before such expiration indicating that facts or conditions exist that, with the passage of time or otherwise, can reasonably be expected to result in a breach (and describing such potential breach in reasonable detail).

         8.2  SUCCESSORS AND ASSIGNS.  The terms and conditions of this
              ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement, other than rights conferred upon indemnified persons under
Section 6.

         8.3  GOVERNING LAW.  This Agreement shall be governed by and construed
              -------------
under the internal laws of the State of New York.

         8.4  COUNTERPARTS.  This Agreement shall become binding when any one
              ------------
or more counterparts hereof, individually or taken together, shall bear the signatures of the parties. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, but all of which together shall constitute one and the same instrument.

         8.5  TITLES AND SUBTITLES.  The titles and subtitles used in this
              --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8.6  NOTICES.  Unless otherwise provided, any notice required or
              -------
permitted under this Agreement shall be in writing and shall be made by personal delivery to the party to be notified, by reputable overnight courier, with acknowledgment of receipt, upon facsimile to the number indicated on the signature page hereof or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days, advance written notice to the other parties. Any such notice shall be effective upon the sending of such notice except that any notice given by facsimile transmission shall be deemed effective upon receipt.

         8.7  FINDERS' FEE.  Each party agrees to indemnify and to hold
              ------------
harmless the other party from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its officers, partners, employees, or representatives is responsible.

         8.8  EXPENSES.  Each party shall pay all costs and expenses that it
              --------
incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         8.9  PUBLICITY.  The parties shall cooperate in determining the
              ---------
format, date and time of day of the announcement of the execution and terms of this Agreement, giving consideration to the requirements of all applicable laws and regulations. Each party may disclose the existence of this Agreement and its subject matter in order to comply, in the opinion of such party's counsel, with applicable securities laws.

         8.10  AMENDMENTS AND WAIVERS.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively but only if so expressly stated), only with the written consent of ACTV and the Investor. Any amendment or waiver effected in accordance with this Section 8.10 shall be binding upon each party and its permitted assigns.

         8.11  SEVERABILITY.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                         [Signatures on following page]



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    ACTV, INC.

                                    By:  /s/ William C. Samuels
                                       -----------------------------------------

                                         William C. Samuels
                                         President and Chief Executive Officer
                                         1270 Avenue of the Americas
                                         New York, New York 10020
                                         Facsimile: (212) 459-9548


                                    LIBERTY MEDIA CORPORATION

                                    By:  /s/ David Jensen
                                       -----------------------------------------
                                         David Jensen
                                         Vice President
                                         8101 E. Prentice Avenue, Suite 500
                                         Englewood, Colorado 80111



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